EXHIBIT 4.1

         FORM OF CERTIFICATE OF DESIGNATIONS, RIGHTS AND PREFERENCES OF
                   6 3/4% SERIES A CONVERTIBLE PREFERRED STOCK



                         Pursuant to Section 151 of the

                General Corporation Law of the State of Delaware


     TITANIUM METALS CORPORATION, a Delaware corporation (the "Corporation"), certifies as follows:

     FIRST:  The  Amended  and  Restated  Certificate  of  Incorporation  of the
Corporation, as amended, authorizes the issuance of 10,000,000 shares of Preferred Stock, par value $.01 per share, and, further, authorizes the Board of Directors of the Corporation, subject to the limitations prescribed by law and the provisions of such Amended and Restated Certificate of Incorporation, to provide for the issuance of shares of the Preferred Stock or to provide for the issuance of shares of the Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series and to fix the designations, voting powers, preference rights and qualifications, limitations or restrictions of the shares of the Preferred Stock of each such series.

     SECOND: The Board of Directors of the Corporation, acting at a meeting held on March 24, 2004, duly adopted the following resolutions, subject to approval by our common stockholders of an amendment to our certificate of incorporation, authorizing the creation and issuance of a series of said Preferred Stock to be known as 6 3/4% Series A Convertible Preferred Stock:

     RESOLVED, the Board of Directors, pursuant to the authority vested in it by the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, as amended, hereby authorizes the issuance of a series of the Corporation's Preferred Stock, par value $.01 per share, 4,024,820 shares of which are authorized to be issued under the Corporation's Amended and Restated Certificate of Incorporation, as amended (such 4,024,820 shares being hereinafter referred to as the "Series A Preferred Stock"), of the Corporation and hereby fixes the number, designations, preferences, rights and limitations thereof in addition to those set forth in said Amended and Restated Certificate of Incorporation as follows:

     1. Certain Definitions. As used in this Certificate, the following terms shall have the following meanings, unless the context otherwise requires:

     "Board of Directors" means either the board of directors of the Corporation or any duly authorized committee of such board.

     "Business Day" means any day other than a Saturday, Sunday or a day on which state or U.S. federally chartered banking institutions in New York, New York are not required to be open.

     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

     "Certificate" means this Certificate of Designations.

     "Certificate of Incorporation" means the Amended and Restated Certificate of Incorporation of the Corporation, as amended.

     "Closing Sale Price" of the shares of Common Stock or other Capital Stock or similar equity interests on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which shares of Common Stock or such other Capital Stock or similar equity interests are traded or, if the shares of Common Stock or such other Capital Stock or similar equity interests are not listed on a United States national or regional securities exchange, as reported by Nasdaq or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Corporation shall be entitled to determine the Closing Sale Price on the basis it considers appropriate. The Closing Sale Price shall be determined without reference to extended or after hours trading.

     "Common Stock" means any stock of any class of the Corporation that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and that is not subject to redemption by the Corporation. Subject to the provisions of Section 9, however, shares issuable on conversion of the Series A Preferred Stock shall include only shares of the class designated as common stock of the Corporation at the date of this Certificate (namely, the Common Stock, par value $.01 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Conversion Agent" has the meaning assigned to such term in Section 12.

     "Conversion Date" has the meaning assigned to such term in Section 7(b).

     "Conversion Price" per share of Series A Preferred Stock means, on any date, the Liquidation Preference divided by the Conversion Rate in effect on such date.

     "Conversion Rate" per share of Series A Preferred Stock means one share of Common Stock, subject to adjustment pursuant to Section 8 hereof.

     "Corporation" means Titanium Metals Corporation, a Delaware corporation, and it successors.

     "Current Market Price" means the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days selected by the Corporation commencing no more than 30 Trading Days before and ending not later than the earlier of such date of determination and the day before the "ex" date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this paragraph, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective. If another issuance, distribution, subdivision or combination to which Section 8(d) applies occurs during the period applicable for calculating "Current Market Price" pursuant to this definition, the "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

     "Depositary" means DTC or its successor depositary.

     "Distributed  Property"  has the  meaning  assigned to such term in Section
8(d).

     "Dividend  Payment Date" means  __________15,  __________ 15, __________ 15 and ____________ 15 each year, or if any such date is not a Business Day, on the next succeeding Business Day.

     "Dividend Period" means the period beginning on, and including, a Dividend Payment Date and ending on, and excluding, the immediately succeeding Dividend Payment Date.

     "DTC" means The Depository Trust Corporation, New York, New York.

     "Ex-Dividend Date" has the meaning assigned to such term in Section 8(g).

     "Expiration Time" has the meaning assigned to such term in Section 8(f).

     "Fair Market Value" means the amount, which a willing buyer would pay a willing seller in an arm's-length transaction.

     "Liquidation Preference" has the meaning assigned to such term in Section 4(a).

     "Non-Electing  Shares"  has the  meaning  assigned  to such term in Section
9(a).

     "Original  Issue  Date" has the  meaning  assigned  to such term in Section
3(a).

     "Outstanding" means, when used with respect to Series A Preferred Stock, as of any date of determination, all shares of Series A Preferred Stock outstanding as of such date; provided, however, that, if such Series A Preferred Stock is to be redeemed, notice of such redemption has been duly given pursuant to this Certificate and the Paying Agent holds, in accordance with this Certificate, money sufficient to pay the Redemption Price for the shares of Series A Preferred Stock to be redeemed, then immediately after such Redemption Date such shares of Series A Preferred Stock shall cease to be outstanding; provided further that, in determining whether the holders of Series A Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver or taken any other action hereunder, Series A Preferred Stock owned by the Corporation shall be deemed not to be outstanding, except that, in determining whether the Transfer Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Series A Preferred Stock which the Transfer Agent has actual knowledge of being so owned shall be deemed not to be outstanding.

     "Parity Stock" has the meaning assigned to such term in Section 2.

     "Paying Agent" has the meaning assigned to such term in Section 12.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Preferred  Dividend Voting Event" has the meaning assigned to such term in
Section 6(b).

     "Purchased Shares" has the meaning assigned to such term in Section 8(f).

     "Record Date" means (i) with respect to the dividends payable on ___________ 15, ___________ 15, _____________ 15 and ____________ 15 of each year,  ____________ 1, _______ 1,  ___________ 1 and ___________ 1 of each year, respectively, or such other record date, not more than 60 days and not less than 10 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors and (ii) solely for the purpose of adjustments to the Conversion Rate pursuant to Section 8, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     "Redemption Date" means a date that is fixed for redemption of the Series A Preferred Stock by the Corporation in accordance with Section 5 hereof.

     "Redemption Price" means an amount equal to the Liquidation Preference per share of Series A Preferred Stock being redeemed, plus an amount equal to all accumulated and unpaid dividends (whether or not earned or declared) thereon, to, but excluding, the Redemption Date, without interest; subject to adjustment as provided in Section 5(f).

     "Senior Stock" has the meaning assigned to such term in Section 2.

     "Series A Preferred Stock" has the meaning assigned to such term in the Preamble hereto.

     "Series A Preferred Stock Director" has the meaning assigned to such term in Section 6(b).

     "Subsidiary" means, with respect to any Person, (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

     "Trading Day" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on Nasdaq or, if the Common Stock is not quoted on Nasdaq, on the principal other market on which the Common Stock is then traded.

     "Transfer Agent" has the meaning assigned to such term in Section 11.

     "Trigger Event" has the meaning assigned to such term in Section 8(d).

     2. Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock and to any other class or series of Capital Stock issued by the Corporation not referred to in clauses (b) or (c) of this paragraph, (b) on a parity with all equity securities issued by the Corporation in the future the terms of which specifically provide that such equity securities rank on a parity with the Series A Preferred Stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Corporation ("Parity Stock") and
(c) junior to all equity securities issued by the Corporation in the future the terms of which specifically provide that such equity securities rank senior to the Series A Preferred Stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Corporation ("Senior Stock"). The term "equity securities" shall not include convertible debt securities.

     3. Dividends.

          (a) Holders of the then Outstanding shares of Series A Preferred Stock shall be entitled to receive, when and as authorized by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate of 6.75% of the $50.00 liquidation preference per annum (equivalent to a fixed annual amount of $3.375 per share). Such dividends shall be cumulative from the first date on which any Series A Preferred Stock is issued (the "Original Issue Date") and shall be payable quarterly in arrears on each Dividend Payment Date. Any dividend payable on the Series A Preferred Stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months (it being understood that the dividend payable on ________________, 2004 will be for a different amount than the full quarterly dividend period). Dividends will be payable to holders of record as they appear in the stock records of the Corporation at the close of business on the applicable Record Date.

          (b) No dividends on shares of Series A Preferred Stock shall be declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

          (c) Notwithstanding the foregoing, dividends on the Series A Preferred Stock shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of dividends, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the Series A Preferred Stock will accumulate as of the Dividend Payment Date on which they first become payable, but interest will not accrue on any amount of accrued but unpaid dividends on the Series A Preferred Stock.

          (d) Except as provided in Section 3(e) below, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than in shares of Common Stock or in shares of any series of Capital Stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution of cash or other property be, directly or indirectly, declared or set aside on or with respect to any shares of the Common Stock, or shares of any other class or series of Capital Stock ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation, nor shall any shares of Common Stock, or any shares of Capital Stock ranking junior to or on a parity with the Series A Preferred Stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation (except (i) by conversion into or exchange for other capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends, (ii) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Corporation of its obligations under any employee benefit plan or the satisfaction by the Corporation of its obligations pursuant to any contract or security requiring the Corporation to purchase shares of Common Stock, (iii) as a result of a reclassification of the Capital Stock or the exchange or conversion of one class or series of the Capital Stock for another class or series of Capital Stock or (iv) the purchase of fractional interests in shares of Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged).

          (e) When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series A Preferred Stock and the shares of any other class or series of Capital Stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and any other class or series of such Capital Stock ranking on a parity as to dividends with the Series A Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of such Capital Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of such Capital Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such other class or series of Capital Stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Series A Preferred Stock which may be in arrears.

          (f) Any dividend payment made on shares of the Series A Preferred Stock shall be credited against the accrued but unpaid dividends due as designated by the Corporation. Holders of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or shares of Capital Stock in excess of full cumulative dividends on the Series A Preferred Stock as described above.

     4. Liquidation Preference.

          (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then Outstanding are entitled to be paid out of the assets of the Corporation, legally available for distribution to its stockholders, a liquidation preference of $50.00 per share of Series A Preferred Stock (the

"Liquidation Preference"), plus an amount equal to any accrued and unpaid dividends (whether or not declared) to the date of payment, before any distribution of assets is made to holders of Common Stock or any other class or series of Capital Stock that ranks junior to the Series A Preferred Stock as to liquidation rights.

          (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the amount of the liquidating distributions on all Outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of Capital Stock ranking on a parity with the Series A Preferred Stock as to liquidation rights, then the holders of the Series A Preferred Stock and each such other class or series of Capital Stock shall share proportionately in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

          (c) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.

          (d) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

          (e) The consolidation or merger of the Corporation with or into any other corporation, trust or entity or of any other corporation with or into the Corporation, or the sale, lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

     5. Optional Redemption.

          (a) The Corporation may not redeem any shares of Series A Preferred Stock before ___________, 2007. At any time and from time to time on or after ___________, 2007, the Corporation shall have the option to redeem in cash, subject to Section 5(i) hereof, all or part of the shares of Series A Preferred Stock at the Redemption Price, but only if, prior to the date the Corporation gives notice of such redemption pursuant to this Section 5, the Closing Sale Price of the Common Stock has exceeded the Conversion Price in effect for 30 consecutive Trading Days.

          (b) In the event the Corporation elects to redeem shares of Series A Preferred Stock in accordance with Section 5(a) above, the Corporation shall:

                    (i) send a written notice to the Transfer Agent of the Redemption Date, stating the number of shares to be redeemed and the Redemption Price, at least 35 days before the Redemption Date (unless a shorter period shall be satisfactory to the Transfer Agent);

                    (ii) send a written notice by first class mail to each holder of record of the Series A Preferred Stock at such holder's registered address, not fewer than 30 nor more than 90 days prior to the Redemption Date stating:

                              (A) the Redemption Date;

                              (B) the Redemption Price;

                              (C) the Conversion Price and the Conversion Ratio;

                              (D) the name and  address of the Paying  Agent and
                    Conversion Agent;

                              (E) that shares of Series A Preferred Stock called
                    for redemption may be converted at any time before 5:00 p.m., New York City time on the Business Day immediately preceding the Redemption Date;

                              (F) that holders who want to convert shares of the
                    Series A Preferred Stock must satisfy the requirements set forth in Section 7;

                              (G) that  shares of the Series A  Preferred  Stock
                    called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                              (H) if fewer  than all the  Outstanding  shares of
                    the Series A Preferred Stock are to be redeemed by the Corporation, the number of shares to be redeemed;

                              (I) that, unless the Corporation defaults in making payment of such Redemption Price, dividends in respect of the shares of Series A Preferred Stock called for redemption will cease to accumulate on and after the Redemption Date;

                              (J) the  CUSIP  number of the  Series A  Preferred
                    Stock; and

                              (K) any other  information the Corporation  wishes
                    to present.

          (c) If the Corporation gives notice of redemption, then, by 12:00 p.m., New York City time, on the Redemption Date, to the extent sufficient funds are legally available, the Corporation shall, with respect to:

                           (i) shares of the Series A Preferred Stock held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC cash sufficient to pay the Redemption Price and give DTC irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Series A Preferred Stock; and

                           (ii) shares of the Series A Preferred Stock held in certificated form, deposit or cause to be deposited, irrevocably with the Paying Agent cash sufficient to pay the Redemption Price and give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to holders of such shares of the Series A Preferred Stock upon surrender of their certificates evidencing their shares of the Series A Preferred Stock.

          (d) If on the Redemption Date, DTC and/or the Paying Agent holds or hold cash sufficient to pay the Redemption Price for the shares of Series A Preferred Stock delivered for redemption as set forth herein, dividends shall cease to accumulate as of the Redemption Date on those shares of the Series A Preferred Stock called for redemption and all rights of holders of such shares shall terminate, except for the right to receive the Redemption Price pursuant to this Section 5.

          (e) Payment of the Redemption Price for shares of the Series A Preferred Stock is conditioned upon book-entry transfer or physical delivery of certificates representing the Series A Preferred Stock, together with necessary endorsements, to the Paying Agent at any time after delivery of the notice of redemption.

          (f) If the Redemption Date falls after a Record Date and before the related Dividend Payment Date, holders of the shares of Series A Preferred Stock at the close of business on that Record Date shall be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date.

          (g) If fewer than all the Outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata (with any fractional shares being rounded to the nearest whole share) as may be determined by the Board of Directors.

          (h) Upon surrender of a certificate or certificates representing shares of the Series A Preferred Stock that are redeemed in part, the Corporation shall execute and the Transfer Agent shall authenticate and deliver to the holder, a new certificate or certificates representing shares of the Series A Preferred Stock in an amount equal to the unredeemed portion of the shares of Series A Preferred Stock surrendered for partial redemption.

          (i) Notwithstanding the foregoing provisions of this Section 5, unless full cumulative dividends (whether or not declared) on all Outstanding shares of Series A Preferred Stock have been paid or contemporaneously are declared and paid or set apart for payment for all Dividend Periods terminating on or before the Redemption Date, none of the shares of Series A Preferred Stock shall be redeemed, and no sum shall be set aside for such redemption.

          (j) Any shares of Series A Preferred Stock that shall at any time have been redeemed or otherwise acquired by the Corporation shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Stock, without designation as to series until such shares are once more classified and designated as part of a particular series by the Board of Directors.

     6. Voting Rights.

          (a) Holders of the Series A Preferred Stock will not have any voting rights, except as set forth below or as otherwise provided in the Certificate of Incorporation or by law.

          (b) Whenever dividends on any shares of Series A Preferred Stock shall be in arrears for 12 or more quarterly periods (a "Preferred Dividend Voting Event"), the holders of such shares of Series A Preferred Stock (voting separately as a class with any other series of Parity Stock upon which like voting rights have been conferred and are exercisable), will be entitled to vote for the election of one additional director of the Corporation (the "Series A Preferred Stock Director"), and the number of directors on the Board of Directors shall increase by one, at a special meeting called by the holders of record of at least 20% of the Series A Preferred Stock or the holders of at least 20% of any other series of Parity Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of stockholders) or at the next annual meeting of stockholders, and at each subsequent annual meeting until all dividends accumulated on such shares of Series A Preferred Stock for the past dividend periods and the dividend for the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment.

          (c) If and when all accumulated dividends and the dividend for the then current dividend period on the Series A Preferred Stock shall have been paid in full or set aside for payment in full, the holders of shares of Series A Preferred Stock shall be divested of the voting rights set forth in Section 6(b) hereof (subject to revesting in the event of each and every subsequent Preferred Dividend Voting Event) and, if all accumulated dividends and the dividend for the current dividend period have been paid in full or set aside for payment in full on all other series of Parity Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate and the number of directors on the Board of Directors shall decrease by one. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the Outstanding shares of the Series A Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with the Parity Stock upon which like voting rights have been conferred and are exercisable). So long as a Preferred Dividend Voting Event shall continue, any vacancy in the office of the Series A Preferred Stock Director may be filled by a vote of the holders of record of a majority of the Outstanding shares of Series A Preferred Stock when they have the voting rights set forth in Section 6(b) (voting separately as a class with all other series of Parity Stock upon which like voting rights have been conferred and are exercisable).

          (d) The affirmative vote of holders of at least two-thirds of the Outstanding shares of the Series A Preferred Stock and all other Parity Stock with like voting rights, voting as a single class, in person or by proxy, at a special meeting called for the purpose, or by written consent in lieu of meeting, shall be required to alter, repeal or amend, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the Certificate of Incorporation if the amendment would amend, alter or affect the powers, preferences or rights of the Series A Preferred Stock, so as to adversely affect the holders thereof; provided, however, that any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of other series of common stock or preferred stock will not be deemed to materially and adversely affect such powers, preferences or special rights.

          (e) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all Outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

     7. Conversion.

          (a) Each holder of Series A Preferred Stock shall have the right, at its option, exercisable at any time and from time to time from the Original Issue Date to convert, subject to the terms and provisions of this Section 7, any or all of such holder's shares of Series A Preferred Stock. In such case, the shares of Series A Preferred Stock shall be converted into such whole number of fully paid and nonassessable shares of Common Stock as is equal to the Conversion Rate then in effect.

          (b) The conversion right of a holder of Series A Preferred Stock shall be exercised by the holder by the surrender to the Corporation of the certificates representing shares to be converted at any time during usual business hours at its principal place of business or the offices of its duly appointed Transfer Agent to be maintained by it, accompanied by written notice in form reasonably satisfactory to the Corporation or its duly appointed Transfer Agent that the holder elects to convert all or a portion of the shares of Series A Preferred Stock represented by such certificate and specifying the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Corporation or its duly appointed Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or its duly appointed Transfer Agent duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required by the Transfer Agent. In case a notice of conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of the Series A Preferred Stock pursuant hereto. Immediately prior to the close of business on the date of receipt by the Corporation or its duly appointed Transfer Agent of notice of conversion of shares of Series A Preferred Stock (the "Conversion Date"), each converting holder of Series A Preferred Stock shall be deemed to be the holder of record of Common Stock issuable upon conversion of such holder's Preferred Stock notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such Common Stock shall not then be actually delivered to such holder. Upon notice from the Corporation, each holder of Series A Preferred Stock so converted shall promptly surrender to the Corporation, at any place where the Corporation shall maintain a Transfer Agent, certificates representing the shares so converted, duly endorsed in blank or accompanied by proper instruments of transfer. On the date of any conversion, all rights with respect to the shares of Series A Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, except only the rights of holders thereof to (A) receive certificates for the number of whole shares of Common Stock into which such shares of Preferred Stock have been converted and cash in lieu of any fractional shares as provided in Section 7(c); and (B) exercise the rights to which they are entitled as holders of Common Stock. Anything herein to the contrary notwithstanding, in the case of shares of Series A Preferred Stock evidenced as global securities, notices of conversion may be delivered and shares of the Series A Preferred Stock representing beneficial interests in respect of such global securities may be surrendered for conversion in accordance with the applicable procedures of the Depositary as in effect from time to time.

          (c) In connection with the conversion of any shares of the Series A Preferred Stock, no fractions of shares of Common Stock shall be issued, but the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the Closing Sale Price of the Common Stock on the Conversion Date, rounded to the nearest whole cent.

          (d) If more than one share of the Series A Preferred Stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of Common Stock issuable on conversion of those shares shall be computed on the basis of the total number of shares of the Series A Preferred Stock so surrendered.

          (e) The Corporation shall:

                    (i) at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of the Series A Preferred Stock such number of its authorized but unissued shares of Common Stock as shall from time to time be sufficient to permit the conversion of all Outstanding shares of the Series A Preferred Stock;

                    (ii) prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation (including, without limitation, the registration or approval, if required, of any shares of Common Stock to be provided for the purpose of conversion of the Series A Preferred Stock hereunder); and

                    (iii) ensure that all shares of Common Stock delivered upon conversion of the Series A Preferred Stock, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

          (f) With respect to dividends and other payments upon conversion:

                    (i) If a holder of shares of Series A Preferred Stock exercises conversion rights, such shares will cease to accumulate dividends as of the end of the day immediately preceding the Conversion Date. On conversion of the Series A Preferred Stock, except for conversion during the period from the close of business on any Record Date corresponding to a Dividend Payment Date to the close of business on the Business Day immediately preceding such Dividend Payment Date, in which case the holder on such Dividend Record Date shall receive the dividends payable on such Dividend Payment Date, accumulated and unpaid dividends on the converted share of Series A Preferred Stock shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Series A Preferred Stock being converted pursuant to the provisions hereof.
          Shares of the Series A Preferred Stock surrendered for conversion after the close of business on any Record Date for the payment of dividends declared and before the opening of business on the Dividend Payment Date corresponding to that Record Date must be accompanied by a payment to the Corporation in cash of an amount equal to the dividend payable in respect of those shares on such Dividend Payment Date; provided that a holder of shares of the Series A Preferred Stock on a Record Date who converts such shares into shares of Common Stock on the corresponding Dividend Payment Date shall be entitled to receive the dividend payable on such shares of the Series A Preferred Stock on such Dividend Payment Date, and such holder need not include payment to the Corporation of the amount of such dividend upon surrender of shares of the Series A Preferred Stock for conversion.

                    (ii) Notwithstanding the foregoing, if shares of the Series A Preferred Stock are converted during the period between the close of business on any Record Date and the opening of business on the corresponding Dividend Payment Date and the Corporation has called such shares of the Series A Preferred Stock for redemption during such period, then the holder who tenders such shares for conversion shall receive the dividend payable on such Dividend Payment Date and need not include payment of the amount of such dividend upon surrender of shares of the Series A Preferred Stock for conversion.

                    (iii) Except as set forth above in this Section 7(f), the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Series A Preferred Stock or for dividends on shares of Common Stock issued upon such conversion.

          8. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Corporation in accordance with the provisions of this Section 8.

          (a) If the Corporation shall hereafter pay a dividend or make a distribution to all holders of the Outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

                    (i) the numerator of which shall be the sum of the number of shares of Common Stock Outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

                    (ii) the denominator of which shall be the number of shares of Common Stock Outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 8(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

          (b) If the Corporation shall issue rights or warrants to all holders of any class of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Sale Prices of the Common Stock for the ten Trading Days preceding the declaration date for such distribution, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

                    (i) the numerator of which shall be the number of shares of Common Stock Outstanding on the date fixed for the determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase; and

                    (ii) the denominator of which shall be the sum of the number of shares of Common Stock Outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at a price equal to the average of the Closing Sale Prices of the Common Stock for the ten Trading Days preceding the declaration date for such distribution.

Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the average of the Closing Sale Prices of the Common Stock for the ten Trading Days preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Corporation for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (c) If the Outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case

Outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

          (d) If the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of Capital Stock or evidences of its indebtedness or other assets (including securities, but excluding (x) any rights or warrants referred to in Section 8(b) and (y) any dividend or distribution (I) paid exclusively in cash or (II) referred to in
Section 8(a)) (any of the foregoing, the "Distributed Property"), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date with respect to such distribution by a fraction,

                    (i) the numerator of which shall be the Current Market Price on such record date;

and

                    (ii) the denominator of which shall be the Current Market Price on such record date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on such record date of the portion of the Distributed Property so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Dividend Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A Preferred Stock shall have the right to receive upon conversion the amount of Distributed Property such holder would have received had such holder converted each share Series A Preferred Stock on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 8(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

          Rights or warrants distributed by the Corporation to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this 8(d) (and no adjustment to the Conversion Rate under this 8(d) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 8(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Certificate, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this 8(d) was made,
(1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise thereof, the Conversion Rate shall be readjusted as if such expired or terminated rights and warrants had not been issued.

          For purposes of this Section 8(d), Section 8(a) and Section 8(b), any dividend or distribution to which this Section 8(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 8(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 8(a) and 8(b) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "the date fixed for the determination of stockholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Sections 8(a) and 8(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "Outstanding at the close of business on the date fixed for such determination" within the meaning of Section 8(a).

          (e) If the Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary), then if the sum of the amount of such cash distributions per share of Common Stock plus the aggregate amount of cash distributions per share of Common Stock in the immediately preceding 12-month period exceeds the greater of (x) the annualized amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent that such preceding quarterly dividend did not require any adjustment to the Conversion Rate pursuant to this Section 8(e) (as adjusted to reflect subdivisions, or combinations of the Common Stock), and (y) 15% of the average of the Closing Sale Price during the five Trading Days immediately prior to the date of declaration of such dividend, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction,

                    (i) the numerator of which shall be the Current Market Price on such record date;

and

                    (ii) the denominator of which shall be the Current Market Price on such record date less the amount of cash so distributed (including only the amount of cash distributed in excess of the threshold set forth above) applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of Series A Preferred Stock shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each share of Series A Preferred Stock on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 8(e) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this
Section 8(e) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

          (f) If a tender or exchange offer made by the Corporation or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the average of the daily Closing Sale Prices of a share of Common Stock for the five consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

                    (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, the "Purchased Shares") and (y) the product of the number of shares of Common Stock Outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

                    (ii) the denominator of which shall be the number of shares of Common Stock Outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Corporation is obligated to purchase shares pursuant to any such tender or exchange offer, but the Corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

          (g) If the Corporation pays a dividend or makes a distribution to all holders of its Common Stock consisting of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

                    (i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Stock for the ten Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on The New York Stock Exchange or such other national or regional exchange or market which such securities are then listed or quoted (the "Ex-Dividend Date") plus (B) the Fair Market Value of the securities distributed in respect of each share of Common Stock for which this Section 8(g) applies, which shall equal the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Closing Sale Prices of those distributed securities for the ten Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

                    (ii) the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the ten Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date, such adjustment to become effective immediately prior to the opening of business on the day following the fifteenth Trading Day after the Ex-Dividend Date; provided that if (x) the average of the Closing Sale Prices of the Common Stock for the ten Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date minus (y) the Fair Market Value of the securities distributed in respect of each share of Common Stock for which this Section 8(g) applies (as calculated in Section 8(g)(i) above) is less than $1.00, then the adjustment provided by for by this Section 8(g) shall not be made and in lieu thereof the provisions of Section 9 shall apply to such distribution.

          (h) The Corporation may make such increases in the Conversion Rate in addition to those required by Sections 8(a), (b), (c), (d), (e), (f) and (g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Corporation from time to time may increase the Conversion Rate by any amount for any period of time if the Board of Directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Corporation shall mail to holders of the Series A Preferred Stock a notice of the increase prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

          (i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; provided that any adjustments that by reason of this Section 8(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Corporation plan for reinvestment of dividends or interest or, except as set forth in this Section 8, for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities. To the extent the securities become convertible into cash, assets, property or securities (other than Capital Stock of the Corporation), subject to Section 9, no adjustment need be made thereafter as to the cash, assets, property or such securities.

          (j) Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a responsible officer of the Transfer Agent shall have received such officer's certificate, the Transfer Agent shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the each holder of Series A Preferred Stock at such holder's last address appearing on the register within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

          (k) For purposes of this Section 8, the number of shares of Common Stock at any time Outstanding shall not include shares held in the treasury of the Corporation, unless such treasury shares participate in any distribution or dividend that requires an adjustment pursuant to this Section 8, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

          9. Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

          (a) If any of the following events occur:

                    (i) any reclassification or change of the Outstanding shares of Common Stock (other than a subdivision or combination to which Section 8(c) applies);

                    (ii) any consolidation, merger or combination of the Corporation with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

                    (iii) any sale or conveyance of all or substantially all of the properties and assets of the Corporation to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then each share of Series A Preferred Stock shall be convertible, on and after the effective date of such reclassification, change, consolidation, merger, combination, sale or conveyance, into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Series A Preferred Stock (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Series A Preferred Stock) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 9 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares).

          (b) The  Corporation  shall cause  notice of the  application  of this
Section 9 within 20 days after the occurrence of the events specified in Section 9(a) by the issuance of a press release containing such information. Failure to deliver such notice shall not affect the legality or validity of the modification to the conversion rights of the Series A Preferred Stock effected by this Section 9.

          (c) The above provisions of this Section 9 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances, and the provisions of Section 8 shall apply to any shares of Capital Stock received by the holders of Common Stock in any such
reclassification,   change,   consolidation,   merger,   combination,   sale  or
conveyance.

          (d) If this Section 9 applies to any event or occurrence, Section 8 shall not apply.

     10. Consolidation, Merger and Sale of Assets. The Corporation, without the consent of the holders of any of the Outstanding Series A Preferred Stock, may consolidate with or merge into any other Person or convey, transfer or lease all or substantially all of its assets to any Person or may permit any Person to consolidate with or merge into, or transfer or lease all or substantially all its properties to the Corporation.

     11. Transfer Agent and Registrar. The transfer agent and registrar (the "Transfer Agent") for shares of Series A Preferred Stock shall initially be American Stock Transfer and Trust Company. The Corporation may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Corporation and the Transfer Agent; provided that the Corporation shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.

     12. Paying Agent and Conversion Agent. The Transfer Agent shall act as the office where Series A Preferred Stock may be presented for payment (the "Paying Agent") and where the Series A Preferred Stock may be presented for conversion (the "Conversion Agent"), unless another Paying Agent or Conversion Agent is appointed by the Corporation. The Corporation may appoint the Transfer Agent, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional conversion agent. The Corporation may change any Paying Agent or Conversion Agent without prior notice to any holder. The Corporation shall notify the Transfer Agent of the name and address of any Paying Agent or Conversion Agent appointed by the Corporation. If the Corporation fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Transfer Agent shall act as such. The Corporation or any of its affiliates may act as Paying Agent, Transfer Agent, registrar, coregistrar or Conversion Agent.

     13. Headings. The headings of the Sections of this Certificate are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed in its name and on its behalf on this __ day of ______________, 2004.

                               TITANIUM METALS CORPORATION


                         By:
                              --------------------------------------------
                              Name:
                              Title:
ATTEST:



By:
         --------------------------------------------
         Name:
         Title: